UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2006

ACRONGENOMICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49833

(Commission File Number)

52-2219285

(IRS Employer Identification No.)

1530 9th Avenue, S.E. Calgary, Alberta T2G 0T7

(Address of principal executive offices and Zip Code)

403.693.8000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2006 we entered into a Development Agreement with Molecular Vision Ltd., an Imperial Innovations spin-off company. The agreement describes the relationship, fields of practice and actions that each of the parties will undertake for the development of Point-of-Care diagnostic devices for personalized medical testing.

Item 9.01	Financial Statements and Exhibits
99.1	News release dated May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Ron Lizee

Ron Lizee

Chief Financial Officer and Director

Date: June 5, 2006